UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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CarMax, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2003 Proxy Statement Contents

1	Notice of Annual Meeting of Shareholders

2	The Proxy Process

4	Election of Directors

6	The Board

9	Certain Relationships and Related Transactions

10	Share Ownership Table

12	Audit Committee Report and Auditor Information

14	Compensation and Personnel Committee Report

16	Executive Compensation

20	Other Information

21	Appendix A: CarMax, Inc. Audit Committee Charter

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 15, 2003

To our shareholders:

The 2003 annual meeting of CarMax, Inc. shareholders will be held at The Sheraton Richmond West Hotel, 6624 West Broad Street, Richmond, Virginia, on Tuesday,

June 24, 2003, beginning at 10:00 a.m. Eastern time. At the meeting, the holders of the company’s outstanding common stock will be asked to vote on the following matters:

(1)	Election of five directors, three for terms of three years and two for terms of two years; and,

(2)	Any other business which properly may come before the meeting.

Only CarMax, Inc. common stock (NYSE: KMX) shareholders of record at the close of business on April 30, 2003, are entitled to vote at the meeting and any postponements or adjournments of the meeting. All shareholders, even if they plan to attend the annual meeting, are urged to vote their proxy by Internet, by telephone or by mail.

By order of the board of directors,

Stuart A. Heaton

Vice President, General Counsel

and Corporate Secretary

THE PROXY PROCESS

This proxy statement, mailed to holders of CarMax, Inc. common stock on or about May 15, 2003, is furnished in connection with the solicitation of proxies by the board of directors for use at the 2003 annual meeting of shareholders to be held on June 24, 2003. The proxy also will be effective at any adjournments of the annual meeting. A copy of the company’s annual report for the fiscal year ended February 28, 2003, is being mailed to you with this proxy statement.

Your board of directors encourages you to vote in favor of all the director nominees.

Record Date

All shareholders that owned common stock at the close of business on April 30, 2003, are entitled to vote at the annual meeting. There were 103,259,470 shares of CarMax, Inc. common stock outstanding on that date.

Voting

Record Holders. If you are a record holder (i.e., if you hold shares in your name), you may vote in person at the annual meeting or by proxy. For these shares, you have three ways to vote by proxy:

1.	Connect to the Internet at www.eproxy.com/kmx;

2.	Call 1-800-240-6326; or

3.	Complete the proxy card and mail it back to us.

Complete instructions for voting your shares can be found on your proxy card. If you return your proxy card but do not provide instructions, your shares will be voted FOR the election of director nominees named in this proxy statement.

If you change your mind on any issue after you vote, you may revoke your proxy at any time before the close of voting at the annual meeting. There are four ways to revoke your proxy:

1.	Connect to the Web site listed above;

2.	Call the 800 number listed above;

3.	Write to our Corporate Secretary at 4900 Cox Road, Glen Allen, Virginia 23060; or

4.	Vote your shares at the annual meeting.

Beneficial Owners. If your shares are held through a broker or other nominee (i.e., in “street name”), please follow the instructions found on the voting instruction card sent to you by your broker. Because the only item on the agenda for the annual meeting is routine, your broker may vote your shares FOR the election of director nominees named in the proxy statement if you do not return instructions.

Employee Stock Purchase Plan Participants. If you are a participant in the CarMax, Inc. employee stock purchase plan, you will receive a form on which to provide voting instructions to Computershare Trust Co., Inc. (“Computershare”), the administrator for the plan. The share amounts listed on that form include the full and fractional shares in your plan account. If you also own shares as a record holder, the form will also allow you to vote those shares by proxy. You may instruct the administrator by:

1.	Connecting to www.eproxy.com/kmx;

2.	Calling 1-800-240-6326; or

3.	Returning your voting instructions in the enclosed envelope.

Complete instructions can be found on the voting instruction card included with the proxy statement sent to plan participants. Computershare will vote according to your instructions. If you sign and return the voting instruction card without instructions, Computershare will vote your shares in accordance with the recommendations of the board. If you do not return a signed voting instruction card for your shares, Computershare will vote your shares in accordance with recommendations of the board.

Rights. You are entitled to cast one vote for each share of common stock you hold.

Quorum. A majority of the shares outstanding on April 30, 2003, constitutes a quorum for this meeting. Abstentions and shares held by broker or nominee that are voted on any matter are included in determining a quorum.

Vote Required. The five nominees for director receiving the most votes will be elected. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors.

Attending the Meeting

Shareholders who plan to attend the meeting this year will be asked to present valid picture identification, such as a driver’s license or passport. If you hold stock in street name, you must bring a copy of a brokerage statement. If you are an authorized proxy or if you want to vote in person the shares that you hold in street name, you must present the proper documentation. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Solicitation and Tabulation

The company will pay for the solicitation of proxies from our shareholders, and some of our employees may contact shareholders after the initial mail solicitation by telephone, by e-mail or in person. We have also retained Morrow & Co., Inc. of New York, New York, to assist in the solicitation of proxies for a fee of $7,500 and reimbursement of expenses. In addition, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of stock. Wells Fargo Bank Minnesota, N.A. will tabulate the proxies and assist with the annual meeting.

ELECTION OF DIRECTORS

The company’s board of directors is divided into three classes with staggered three-year terms. Jeffrey E. Garten, Beth A. Stewart and William R. Tiefel have been nominated for reelection to the board as Class 1 Directors for three-year terms expiring at the 2006 annual meeting. W. Robert Grafton and William S. Kellogg have been nominated to stand for election as Class 3 Directors for two-year terms expiring at the 2005 annual meeting.

Your proxy will be voted to elect the nominees unless you tell us otherwise. If any nominee is not available to serve (for reasons such as death or disability), your proxy will be voted for a substitute nominee if the board nominates one. Each nominee has consented to being named in this proxy statement and to serve if elected.

The board of directors recommends a vote FOR each of the nominees listed below. Information about the nominees for election as directors and the other directors of the company whose terms of office do not expire this year follows.

Nominees for Election to Three-Year Terms

JEFFREY E. GARTEN, 56, Dean of the Yale School of Management since 1995. He is a director of Aetna Corporation, Calpine Corporation and Credit Suisse Asset Management. He was the United States Undersecretary of Commerce for International Trade from 1993 to 1995 and previously spent 13 years in investment banking with Lehman Brothers and Blackstone Group. Mr. Garten has been a director of the company since 2002.

BETH A. STEWART, 46, Co-chairman since 1999 and Chief Executive Officer since 2001 of Storetrax.com, an Internet retail real estate listing service company. She has served as president of Stewart Real Estate Capital LLC, a real estate investment company, since 1998. She is a director of General Growth Properties, Imperial Parking Corporation and Avatar Holdings, Inc. She was an adjunct professor at Columbia University Graduate School of Business from 1994 to 1996. She previously spent 12 years in investment banking with Goldman, Sachs & Co. Ms. Stewart has been a director of the company since 2002.

WILLIAM R. TIEFEL, 69, Retired Vice-Chairman of Marriott International, Inc. and Chairman Emeritus of The Ritz-Carlton Hotel Company, L.L.C. since 2002. He is a director of Bulgari Hotels and Resorts. He joined Marriott Corporation in 1961. He was named president of Marriott Hotels and Resorts in 1989, president of Marriott Lodging in 1993 and vice-chairman of Marriott International and chairman of The Ritz-Carlton Hotel Company in 1998. Mr. Tiefel has been a director of the company since 2002.

Nominees for Election to Two-Year Terms

W. ROBERT GRAFTON, 62, Retired Managing Partner-Chief Executive, Andersen Worldwide S.C. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. He is a certified public accountant and joined Arthur Andersen in 1963. He was elected a member of the Board of Partners, Andersen Worldwide in 1991 and chairman of the Board of Partners in 1994. He served as Managing Partner-Chief Executive from 1997 through 2000. Mr. Grafton has been a director of the company since March 2003.

WILLIAM S. KELLOGG, 59, Retired Chairman, position held from 1978 to 2003, and Chief Executive Officer, position held from 1978 to 2001, of Kohl’s Corporation. Kohl’s Corporation is a national chain of apparel and home products department stores. Kohl’s business expanded from five stores in the Milwaukee area to almost 500 stores nationwide through organic growth and acquisitions of other retailers from 1978 to 2003. Mr. Kellogg has been a director of the company since March 2003.

Directors Whose Terms Do Not Expire at the 2003 Annual Meeting

KEITH D. BROWNING, 50, Executive Vice President and Chief Financial Officer of CarMax, Inc. He joined CarMax, Inc. in 1996 after spending 14 years at Circuit City Stores, Inc., the former parent of CarMax, Inc. While at Circuit City Stores, Inc., he served as controller for the West Coast Division from 1984 to 1987, assistant controller from 1987 to 1990, corporate controller from 1990 to 1996, and vice president from 1992 to 1996. Mr. Browning is a Class 2 Director with his term expiring at the 2004 annual meeting. Mr. Browning has been a director of the company since 1997.

AUSTIN LIGON, 52, President and Chief Executive Officer of CarMax, Inc. He is a co-founder of CarMax, Inc. and has been president of CarMax since 1995 and chief executive officer since the separation of the company from Circuit City Stores, Inc. on October 1, 2002. He was appointed senior vice president of corporate planning at Circuit City Stores, Inc. in 1991 and became senior vice president-automotive of Circuit City Stores, Inc. and president of CarMax, Inc. in 1995. He was senior vice president of strategic planning for Marriott Hotels and Resorts prior to joining Circuit City Stores, Inc. in 1990. Mr. Ligon is a Class 3 Director with his term expiring at the 2005 annual meeting. Mr. Ligon has been a director of the company since 1997.

MAJOR GENERAL HUGH G. ROBINSON (Ret.), 70, Chairman and Chief Executive Officer of Granville Construction & Development Co., Inc., a firm that develops and constructs low- and moderate-income residential housing, since 2003. He is a director of Imco Recycling, Inc. and Guaranty Savings Bank. He is also an advisory board member of TXU Corp. He is a former chairman and board member of the Federal Reserve Bank of Dallas. He is a retired Major General from the United States Army. Mr. Robinson is a Class 2 Director with his term expiring at the 2004 annual meeting. Mr. Robinson has been a director of the company since 2002.

RICHARD L. SHARP, 56, Chairman of the Board of CarMax, Inc. and private investor. He is a co-founder of CarMax, Inc. Mr. Sharp joined Circuit City Stores, Inc. as executive vice president in 1982. He was president of Circuit City Stores, Inc. from 1984 to 1997, chief executive officer from 1986 to 2000, and chairman of the board from 1994 to 2002. He is the chairman of the board of Flextronics International, Ltd.   Mr. Sharp is a Class 2 Director with his term expiring at the 2004 annual meeting. Mr. Sharp was previously a director of the company from 1997 to 1999. Since 2002, Mr. Sharp has served again as a director of the company.

THE BOARD

Committees and Meeting Attendance

The board met four times in fiscal year 2003. Each board member attended at least 75% of the total number of meetings of the board and committees on which he or she served.

The following table includes information related to the standing committees of the board of directors.

Standing Committee	Members	Description

Audit	Beth A. Stewart, Chairman W. Robert Grafton* Hugh G. Robinson William R. Tiefel *Member since March 25, 2003

The Audit Committee operates under a written charter adopted by the board. This charter is attached to the proxy statement as Appendix A. As indicated in its charter, the Audit Committee assists in the board’s oversight of (1) the integrity of the company’s consolidated financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s internal audit function and independent auditor. The Audit Committee also retains, and approves all fees paid to, the independent auditors for the next fiscal year. The Audit Committee also preapproves all non-audit engagements of the independent auditor. Each member of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange (“NYSE”). The Committee’s report to shareholders can be found on page 12. In fiscal year 2003, the Committee met seven times.

Compensation and Personnel	Hugh G. Robinson, Chairman Jeffrey E. Garten William R. Tiefel

The Compensation and Personnel Committee has authority as delegated by the board of directors to review and make recommendations with respect to compensation of the company’s directors and officers, including approving and evaluating the company’s director and officer compensation plans, policies and programs. The Compensation and Personnel Committee has adopted a written charter that sets forth the requirements for membership and the committee’s authority, duties and responsibilities. Each member of the Compensation and Personnel Committee is independent in accordance with the rules of the NYSE. The committee’s report to shareholders can be found on page 14. In fiscal year 2003, the committee met three times.

Standing Committee	Members	Description

Nominating and Governance	William R. Tiefel, Chairman Jeffrey E. Garten Hugh G. Robinson

The Nominating and Governance Committee (1) identifies individuals qualified to become members of the board, (2) recommends to the board director nominees to be presented at the annual meetings of shareholders and nominees to fill vacancies on the board, (3) assists the board in the oversight of management succession planning, including succession planning for the CEO, (4) develops and recommends to the board the company’s corporate governance guidelines, and (5) considers director nominees submitted by shareholders in accordance with the procedures outlined on page 8. The Nominating and Governance Committee has adopted a written charter that sets forth the requirements for membership and the committee’s authority, duties and responsibilities. Each member of the Nominating and Governance Committee is independent in accordance with the rules of the NYSE. In fiscal year 2003, the committee met three times.

The board of directors is actively involved in shaping the company’s corporate governance. As a result, the board monitors and reviews regularly the reforms initiated by the Sarbanes-Oxley Act of 2002 and the related rules and regulations proposed and adopted by the Securities and Exchange Commission (“SEC”) and the NYSE. In response to the various laws, rules and regulations applicable to the company and its own views on corporate governance, the board has adopted corporate governance guidelines and a code of conduct applicable to all company personnel, including members of the board. The company plans to make these materials and each committee’s charter available on the company’s Web site during the current fiscal year.

Director Compensation and Other Programs

Fees. Directors who are employees of the company receive no compensation for service as members of the board or board committees. In fiscal year 2003, the compensation of non-employee directors had both cash and equity components. The annual cash retainer amount for non-employee directors was established at $28,500 for fiscal 2003. However, because these directors did not begin serving until October 1, 2002, they were paid $14,250, or half of the approved fiscal 2003 cash retainer amount. Each non-employee director also received a stock grant with a fair market value of $10,000 on the date of grant and stock options with a value of $43,300 on the date of grant based on the Black-Scholes pricing model. The fiscal 2003 date of grant was the date the director became a member of the board. In the future, it is contemplated that the stock portion of the non-employee directors’ annual compensation will be paid on the date of the annual meeting of shareholders. If a director is elected between annual meetings, the director will generally receive the stock portion of his or her compensation as of the date service begins. Cash retainer amounts will be prorated in these circumstances. Committee chairpersons receive an additional $2,500 per year and directors receive $1,500 for each board or committee meeting attended. The company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services to the company and extends coverage to them under the company’s health insurance policies.

THE BOARD CONTINUED

Deferred Compensation Plan. Directors may elect to defer receipt of both the cash and stock portions of their annual retainers under the company’s deferred compensation plan.

Stock Incentive Plan. The company pays the stock portion, including options, of each non-employee director’s compensation under the CarMax, Inc. 2002 Non-Employee Directors Stock Incentive Plan.

Director Nominations

Under our Bylaws, a shareholder who wishes to nominate a director at a shareholders’ meeting must deliver written notice to our Corporate Secretary of the intention to make such a nomination. The notice must be received no later than: (1) 120 days in advance of an annual meeting of shareholders or (2) the close of business on the seventh day following the date on which notice of a special meeting for the election of directors is first given to shareholders. Any notice must include the following information:

1.	The shareholder’s name and address;

2.	Each nominee’s name and address;

3.	A statement that the shareholder is a holder of record of the stock of the company entitled to vote at such meeting;

4.	A statement that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

5.	A description of all arrangements or understandings between the shareholder and each nominee and any other person concerning the nomination;

6.	Other information about the nominee that would be included in a proxy statement soliciting proxies for election of directors; and,

7.	The consent of each nominee to serve as a director of the company if so elected.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2003, the company provided Richard L. Sharp, the chairman of the board, with office space and an executive assistant. The cost to the company of these items was in excess of $60,000. For the services and space provided, the company believes that the amounts expended by it were consistent with market rates.

SHARE OWNERSHIP TABLE

The following table includes information about the company’s common stock beneficially owned as of February 28, 2003, by:

•	The company’s chief executive officer and the four other most highly compensated officers;

•	Each director and/or nominee for director;

•	All directors and executive officers of the company as a group; and,

•	Each person who is known by the company to beneficially own more than five percent of the outstanding shares of CarMax, Inc. common stock.

Unless otherwise noted, each shareholder has sole voting power and investment power with respect to securities shown in the table below.

Named Executive Officers	CarMax, Inc. Option Shares that May Be Acquired Within 60 Days after February 28, 2003	Shares of CarMax, Inc. Common Stock Beneficially Owned as of February 28, 2003 (1)		Percent of Class

Austin Ligon**	240,000	1,482,782	(2)	1.4%
Thomas J. Folliard	125,000	330,990		*
Keith D. Browning**	92,500	325,041		*
Michael K. Dolan	226,250	299,837		*
Joseph S. Kunkel	145,875	165,289		*

Directors/Director Nominees

Jeffery E. Garten	-	712		*
W. Robert Grafton	-	-		*
William S. Kellogg	-	31,600	(3)(4)	*
Hugh G. Robinson	1,380	2,726		*
Richard L. Sharp	-	195,891		*
Beth A. Stewart	-	149,355	(5)(6)	*
William R. Tiefel	-	1,712		*

All directors and executive officers as a group (13 persons)	831,005	2,985,935		2.9%

Beneficial Owners of More Than 5%

Maverick Capital, Ltd.	N/A	9,910,000	(7)	9.6%
300 Crescent Court, 18th Floor
Dallas, TX 75201
Stephen F. Mandel, Jr.	N/A	7,788,700	(8)	7.6%
Two Greenwich Plaza
Greenwich, CT 06830
Ronald Juvonen	N/A	5,477,500	(9)	5.3%
c/o Downtown Associates, LLC
674 Unionville Road, Suite 105
Kennett Square, PA 19348

*  Less than one percent of ownership based on the total number of shares of CarMax, Inc. common stock on February 28, 2003.

**  Mr. Ligon and Mr. Browning are also directors of the company.

1.  Includes shares of CarMax, Inc. that could be acquired through the exercise of stock options within 60 days after February 28, 2003.

2.  Includes 50,700 shares of CarMax, Inc. common stock held by Mr. Ligon’s children. Mr. Ligon disclaims beneficial ownership of these shares.

3.  Includes 10,600 shares of CarMax, Inc. common stock held in trust for Mr. Kellogg’s children. Mr. Kellogg disclaims beneficial ownership of these shares.

4.  Includes 10,000 shares of CarMax, Inc. common stock held by Mr. Kellogg’s irrevocable trust. Mr. Kellogg disclaims beneficial ownership of these shares.

5.  Includes 83,917 shares of CarMax, Inc. common stock held by Trewstar, LLC. Ms. Stewart, her husband and children own 100% of Trewstar, LLC and Ms. Stewart and her husband share voting and dispositive power with respect to these shares. Ms. Stewart disclaims beneficial ownership of these shares.

6.  Includes 64,726 shares of CarMax, Inc. common stock held by Ms. Stewart’s husband. Ms. Stewart disclaims beneficial ownership of these shares.

7.  Information concerning the CarMax, Inc. common stock beneficially owned by Maverick Capital Management, L.L.C. as of December 31, 2002, was obtained from a Schedule 13G dated February 14, 2003. According to this filing, the shares are held by Maverick Capital, Ltd. The general partner of Maverick Capital Management, Ltd. is Maverick Capital Management, L.L.C. Lee S. Ainslie III is a manager of Maverick Capital Management, L.L.C. and has sole investment discretion.

8.  Information concerning the CarMax, Inc. common stock beneficially owned by Stephen F. Mandel, Jr. as of December 31, 2002, was obtained from a Schedule 13G/A dated February 13, 2003. According to the Schedule 13G/A, Mr. Mandel, as the managing member of the general partner of certain limited partnerships that own CarMax, Inc. common stock and as managing member of an entity whose client owns CarMax, Inc. common stock, shares power to vote or dispose of directly owned as follows: (i) 225,862 shares owned by Lone Spruce, L.P.; (ii) 495,642 shares owned by Lone Balsam, L.P.; (iii) 414,083 shares owned by Lone Sequoia, L.P.; and (iv) 6,653,113 shares owned by Lone Pine Capital, L.L.C. Each of Lone Spruce, Lone Balsam, Lone Sequoia and Lone Pine Capital has shared voting and shared dispositive power for the shares they hold.

9.  Information concerning the CarMax, Inc. common stock beneficially owned by Ronald Juvonen as of March 6, 2003, was obtained from a Schedule 13G dated March 14, 2003. According to this filing, the shares are held by Downtown Associates I, L.P.; Downtown Associates II, L.P.; Downtown Associates III, L.P.; Downtown Associates IV, L.P; and, Downtown Associates V, L.P. (collectively, the “Downtown Funds”) and Ronald Juvonen individually. The general partner of the Downtown Funds is Downtown Associates, L.L.C. Ronald Juvonen, as the managing member of the general partner, has sole voting power and sole dispositive power with regard to the shares.

AUDIT COMMITTEE REPORT AND AUDITOR INFORMATION

Audit Committee Report

Our committee operates under a written charter adopted by the board. The charter, which is attached to this proxy statement as Appendix A, incorporates the effective requirements of the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. We are reviewing the latest audit committee requirements adopted April 9, 2003, by the SEC for NYSE companies and believe we are already in compliance with most of them. We expect to be in full compliance with the new requirements well before their 2004 effective date.

We review and discuss the following with management and the company’s independent auditors:

•	Quarterly and year-end results, consolidated financial statements and reports prior to public disclosure;

•	The company’s disclosure controls and procedures, including internal controls; and

•	The independence of the auditors.

We meet with the internal and independent auditors, with and without management present, whenever appropriate.

We note for shareholders that our committee has oversight responsibilities only and that we are not acting as experts in accounting or auditing. We rely without independent verification on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our committee’s oversight does not provide an independent basis to determine that the company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America or that the audit of the company’s consolidated financial statements by the independent auditors has been carried out in accordance with auditing standards generally accepted in the United States of America.

Management has represented that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We reviewed and discussed the audited consolidated financial statements with management and the independent auditors. In accordance with the requirements established by the Statement on Auditing Standards No. 61, Communication with Audit Committees, this discussion included a review of significant accounting estimates and controls and the quality of the company’s accounting practices.

We have received written disclosures and a letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent auditors and considered among ourselves the issue of their independence from the company, including whether their performance of non-audit services is compatible with maintaining their independence.

Fiscal Year 2003 Consolidated Financial Statements

Relying on these reviews and discussions, we recommended to the board of directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2003, for filing with the SEC.

Independent Auditors for 2004

KPMG LLP (“KPMG”), independent certified public accountants, served as the company’s independent auditors for the fiscal year ended February 28, 2003. Our committee has retained KPMG as the company’s independent auditors for fiscal year 2004. Retaining KPMG for any non-audit services will require prior approval by our committee.

AUDIT COMMITTEE

Beth A. Stewart, Chairman

W. Robert Grafton

Hugh G. Robinson

William R. Tiefel

Auditor Information

Representatives of KPMG will be present at the annual meeting. They will have an opportunity to make a statement and will be available to respond to shareholder questions.

The following table sets forth fees paid to KPMG for the fiscal year ended February 28, 2003.

Type of Fee	2003

Audit Fees	$540,000
Audit-Related Fees	124,000
Tax Fees	47,000
All Other Fees	—

$711,000

KPMG provided no services to the company related to financial information systems design and implementation in fiscal 2003.

Audit Fees are for the audit of CarMax’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, quarterly review of unaudited consolidated financial statements and services related to SEC registration statements, including $232,000 related to the separation from Circuit City Stores, Inc.

Audit-Related Fees are for attestation services related to the company’s asset securitizations.

Tax Fees are for tax compliance services and related costs, including $20,000 related to the separation from Circuit City Stores, Inc.

All Other Fees are for any other services provided in fiscal 2003.

COMPENSATION AND PERSONNEL COMMITTEE REPORT

Compensation Philosophy

The company targets total compensation opportunities that are competitive with executives of similar responsibility at other retailers. Company performance dictates whether executives can earn above or below that level. The committee believes that the use of company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. Short- and long-term incentive opportunities are tied to the company’s financial performance and stock price performance.

Compensation Program

The company’s executive compensation program consists of three key elements:

•	Base salary

•	Annual incentives

•	Long-term incentives

In assessing the effectiveness and competitiveness of the company’s executive compensation structure, the committee regularly reviews compensation practices of other retailers, with the assistance of the outside executive compensation consultant. This comparison group of retailers represents not only firms that compete in the company’s industry, but also those with which the company competes for talent.

In making compensation decisions for officers other than the CEO, the committee takes under advisement the recommendations of the CEO in addition to external competitive benchmarks. The committee makes compensation decisions taking into account internal and external factors.

Base Salary

The committee annually reviews and establishes salaries for executive officers. The committee evaluates recommendations based on individual performance results, future potential as a key executive, scope of responsibilities and experience, the company’s financial performance for the prior year and competitive benchmarking.

Annual Incentives

The Annual Performance-Based Bonus Plan (“Bonus Plan”) is designed to motivate and reward executive officers that are in a position to materially contribute to the success of CarMax. Competitive target award opportunities are established for each executive. Individuals may earn awards above or below their target based on performance versus goals.

The Bonus Plan permits the committee to establish annual performance goals based on pretax earnings, earnings per share, or both. At the end of the year, the committee certifies in writing the performance level achieved. Annual performance goals are established with the purpose of fostering long-term superior performance against competitors.

For fiscal 2003, award opportunities for executive officers were based solely on performance against pretax earnings goals. The company did not meet the pretax earnings goals for the year but did come sufficiently close so that partial bonuses were earned.

Long-Term Incentives

Equity compensation opportunities are provided through stock option grants and comprise a significant portion of total compensation. The committee administers the equity program within the total number of shares authorized by stockholders for compensation purposes and with the goal of providing competitive total compensation opportunities. The committee considers equity grants as an important tool for ensuring key executives have ongoing incentive to increase the company’s return to shareholders. Equity grants also aid in retention of key executives with future leadership potential.

Fiscal 2003 stock options generally vest and become exercisable ratably over the four-year period following grant. Grant guidelines are set annually based on an assessment of competitive practices. Annual award sizes are determined annually based on an assessment of the guidelines for each position, scope of responsibility, individual performance and long-term potential.

Chief Executive Officer Compensation

In fiscal 2003, the committee commissioned an independent executive compensation study to compare Mr. Ligon’s pay opportunities against other publicly traded retailers. Based on the independent study results, Mr. Ligon’s overall total compensation opportunities (base salary, plus target bonus, plus the economic value of stock option grants) for fiscal 2003 were somewhat below competitive levels.

With regard to the actual bonus earned based on fiscal 2003 performance, Mr. Ligon’s amount was below target because pretax earnings goals were not achieved.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the company’s tax deduction to $1 million for compensation paid to executive officers listed in the Summary Compensation Table on page 16, unless the compensation qualifies as performance-based in accordance with specific guidelines. The company’s policy is to comply with the requirements of Section 162(m). Accordingly, the company has taken appropriate actions to preserve full deductibility and has qualified the Bonus Plan and the 2002 Stock Incentive Plan as performance-based compensation.

In general, the company’s policy is to preserve full deductibility of executive compensation. However, notwithstanding this general policy, the committee has the authority to authorize payments or equity grants that may not be fully deductible, if it believes the arrangements are in the best interests of both the company and its shareholders.

COMPENSATION AND PERSONNEL COMMITTEE

Hugh G. Robinson, Chairman

Jeffrey E. Garten

William R. Tiefel

EXECUTIVE COMPENSATION

The table below shows the total salary and other compensation awarded to or earned by the CEO and the four other most highly compensated executive officers as of February 28, 2003.

Summary Compensation Table

Name and Principal Position		Annual Compensation		Long-Term Compensation Awards

	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Number of Options

Austin Ligon	2003	625,000	556,250	100,000

President and Chief	2002	603,653	562,500	175,000
Executive Officer

Thomas J. Folliard	2003	393,885	213,066	50,000

Executive Vice President	2002	371,461	285,000	85,000
Store Operations

Keith D. Browning	2003	363,154	196,512	50,000

Executive Vice President	2002	335,769	262,500	85,000
Chief Financial Officer

Michael K. Dolan	2003	342,423	123,532	45,000

Senior Vice President	2002	321,361	173,250	75,000
Chief Information Officer

Joseph S. Kunkel	2003	326,692	117,836	45,000

Senior Vice President	2002	303,615	165,375	70,000
Marketing and Strategy

Options Granted in Last Fiscal Year. The table below sets forth information on common stock option grants to the named executive officers for the fiscal year ended February 28, 2003.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees (1)	Exercise Price (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

					5%	10%

Austin Ligon	100,000	9.14%	$26.83	3/1/2009	$2,184,501	$5,090,816
Thomas J. Folliard	50,000	4.57%	$26.83	3/1/2009	$1,092,250	$2,545,408
Keith D. Browning	50,000	4.57%	$26.83	3/1/2009	$1,092,250	$2,545,408
Michael K. Dolan	45,000	4.11%	$26.83	3/1/2009	$983,025	$2,290,867
Joseph S. Kunkel	45,000	4.11%	$26.83	3/1/2009	$983,025	$2,290,867

1. The total number of options granted in fiscal 2003 to employees was 1,094,472. The options in the table expire on March 1, 2009, have a seven-year term and vest 25% on the first anniversary of the grant date and 25% of the original grant amount yearly thereafter, until fully vested.

2. The exercise price for all of the options is the fair market value of the underlying common stock on the date of the grant.

3. The potential realizable value uses the hypothetical rates specified by the SEC and is not intended to forecast future appreciation, if any, of CarMax, Inc. common stock.

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Value. The following table sets forth information concerning common stock option exercises and fiscal year-end option values as of February 28, 2003, for the CarMax executive officers named in the Summary Compensation Table.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at February 28, 2003		Value of Unexercised Options at February 28, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable

Austin Ligon	–	–	153,750	291,250	$1,567,900	$2,002,900
Thomas J. Folliard	–	–	85,000	160,000	$901,691	$1,173,047
Keith D. Browning	–	–	52,500	132,500	$545,247	$860,866
Michael K. Dolan	–	–	183,750	151,250	$1,327,450	$1,117,750
Joseph S. Kunkel	–	–	108,500	126,000	$932,669	$855,418

8-Year History of Options. The following table provides a historical perspective on the options which are now outstanding under the company’s stock incentive plans. The options in the table were originally granted in Circuit City Stores, Inc.—CarMax Group Common Stock and were replaced by grants under the company’s plans at the time of the separation of the company from Circuit City Stores on October 1, 2002. The purpose of providing this information is to inform CarMax, Inc. shareholders of the manner in which Circuit City Stores’ compensation committee granted the predecessor options and the distribution of the currently outstanding options among the company’s senior executives, other employees and non-employee directors. The company’s Compensation and Personnel Committee will make future grants based on its own compensation philosophy, and the historical information should not be relied on as indicative of future actions. See the Compensation and Personnel Committee’s Report on page 14.

	FY 2003		FY 2002		FY 2001		FY 2000		FY 1999		FY 1998		FY 1997		FY 1996
(Shares and options in thousands)	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price

Outstanding at beginning of year	3,631	$4.81	4,107	$3.16	3,324	$3.87	4,380	$1.77	4,822	$1.49	4,769	$0.51	4,278	$0.22	3,518	$0.22
Granted	1,134	$26.22	1,659	$4.94	1,281	$1.70	1,132	$5.89	205	$8.63	413	$13.04	961	$1.68	796	$0.22
Exercised	(285)	$5.06	(1,941)	$1.32	(56)	$0.22	(2,027)	$0.22	(543)	$0.22	(273)	$0.22	–	–	–	–
Cancelled	(135)	$9.03	(194)	$5.95	(442)	$4.67	(161)	$6.94	(104)	$10.54	(87)	$6.36	(470)	$0.27	(36)	$0.22

Outstanding options at end of year	4,345	$10.25	3,631	$4.81	4,107	$3.16	3,324	$3.87	4,380	$1.77	4,822	$1.49	4,769	$0.51	4,278	$0.22

Options exercisable at end of year	1,440	$6.08	821	$6.85	1,943	$2.94	1,203	$2.54	1,566	$0.96	762	$0.37	–	–	–	–

Shares outstanding or deemed outstanding	103,083		102,774 *		101,079 *		101,054 *		98,556 *		97,644 *		97,300 *		97,300 *

Total options granted	1,134		1,659		1,281		1,132		205		413		961		796

Total options granted as a percentage of total shares outstanding	1.1%		1.6%		1.3%		1.1%		0.2%		0.4%		1.0%		0.8%

Total options granted to the named executive officers	290		490		185		295		–		65		720		–

Total options granted to the named executive officers as a percentage of total options granted	25.6%		29.5%		14.4%		26.1%		–		15.7%		74.9%		–

Total options outstanding as a percentage of total shares outstanding	4.2%		3.5%		4.1%		3.3%		4.4%		4.9%		4.9%		4.4%

Total options outstanding granted to the named executive officers	1,445		1,155		1,345		1,160		2,253		2,435		2,520		1,800

Total options outstanding granted to the named executive officers as a percentage of total options outstanding	33.3%		31.8%		32.7%		34.9%		51.4%		50.5%		52.8%		42.1%

* The number of shares outstanding has been calculated by adding the actual number of shares of CarMax Group Common Stock outstanding plus the number of shares that would have been outstanding if Circuit City Stores’ retained interest in the CarMax Group had been represented as actual shares outstanding. For fiscal 1996, which predated the creation of the CarMax Group Common Stock, the number of shares outstanding has been calculated by adding the number of shares that were issued in the 1997 initial public offering of CarMax Group Common Stock plus the number of shares that would have been outstanding at the time of the public offering if Circuit City Stores’ retained interest had been represented as actual shares outstanding.

EXECUTIVE COMPENSATION CONTINUED

Performance Graph

The table below shows the five year cumulative total return comparison among CarMax, Inc., the S&P 500 Index and the S&P Retailing Index.

The company separated from Circuit City Stores, Inc. on October 1, 2002. For dates preceding October 1, 2002, the graph above includes information for the Circuit City Stores, Inc.—CarMax Group Common Stock.

Retirement Plans

Pension Plan. The following table illustrates estimated annual retirement benefits payable under the company’s defined benefit pension plan (the “Pension Plan”) to persons in specified compensation and years of service classifications calculated as a straight-line life annuity with no Social Security or other offsets.

Highest Consecutive Five-Year Average Compensation	Estimated* Annual Pension for Representative Years of Credited Service
	15 years	20 years	25 years	30 years	35 years

$ 500,000	108,213	144,284	180,355	216,426	252,497
$ 600,000	130,713	174,284	217,855	261,426	304,997
$ 700,000	153,213	204,284	255,355	306,426	357,497
$ 800,000	175,713	234,284	292,855	351,426	409,997
$ 900,000	198,213	264,284	330,355	396,426	462,497
$1,000,000	220,713	294,284	367,855	441,426	514,997
$1,100,000	243,213	324,284	405,355	486,426	567,497
$1,200,000	265,713	354,284	442,855	531,426	619,997
$1,300,000	288,213	384,284	480,355	576,426	672,497
$1,400,000	310,713	414,284	517,855	621,426	724,997
$1,500,000	333,213	444,284	555,355	666,426	777,497

* For 2003, the Internal Revenue Code limit on annual retirement benefits that may be paid from the pension plan was $160,000, and the limit on the amount of compensation that may be recognized by the pension plan was $200,000. The maximum benefit payable under the Restoration Plan is $400,000 in 2003. The benefits shown above have not been limited by these caps.

The Pension Plan covers employees who satisfy certain age and service requirements. Benefits are based on a designated percentage of the average of compensation for the five highest of the last 10 consecutive years of employment, weighted according to years of credited service and integrated with Social Security covered compensation. For pension plan purposes, compensation of participants includes base pay, bonuses, overtime and commissions and excludes amounts realized under any stock purchase plan or stock incentive plan. For pension plan purposes, compensation for those individuals listed in the Summary Compensation Table on page 16 is substantially the same as the amounts listed under the Salary and Bonus headings.

Benefit Restoration Plan. To maintain compensation competitiveness and to create a retirement program that restores benefits for the company’s more senior executives who are affected by the Internal Revenue Code limits on benefits provided under the company’s pension plan, the company maintains a retirement benefit restoration plan. Subject to an annual limit, the benefit restoration plan and the pension plan together provide benefits to all employees affected by the Internal Revenue Code limits at approximately the same percentage of compensation as for other employees. The named executive officers participate in this plan.

For purposes of the pension plans for CarMax, credited years of past and future service at age 65 will be 25 years for Mr. Ligon, 35 for Mr. Browning, 37 for Mr. Folliard, 17 for Mr. Dolan, and 30 for Mr. Kunkel.

Other Executive Agreements and Arrangements

CarMax has employment agreements with each of its executive officers. Generally, these agreements provide for annual salary review and participation in CarMax’s bonus, stock incentive and other employee benefits programs. These agreements, except for Mr. Ligon’s agreement, also provide for continuation of base salary for one year following termination by CarMax without cause, including a termination by the employee due to a reduction in base salary, significant reduction in responsibilities or a required job transfer to another market area. Except for Mr. Ligon, CarMax’s salary continuation obligation will decrease by up to 50% if the individual secures alternative employment. Mr. Ligon’s agreement provides for continuation of base salary, target bonus and continued participation in employee benefit plans for two years following termination without cause. In such circumstances, Mr. Ligon’s agreement also provides that he will be paid any prorata bonus to which he would otherwise be entitled for that year. Mr. Ligon’s salary continuation benefits extend for another year under the agreement if, following a change in control, Mr. Ligon is terminated, demoted or voluntarily terminates employment in the thirteenth month. Each agreement contains provisions confirming the employee’s obligation to maintain the confidentiality of proprietary information and not to compete with CarMax for a specified period after the termination of his employment (two years for Mr. Ligon, one year for the other named executive officers) or solicit CarMax employees for two years. The employment agreements with the executive officers became effective as follows: Mr. Ligon – 2002, Mr. Browning – 1996, Mr. Folliard – 1996, Mr. Dolan – 1996 and Mr. Kunkel – 1998.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The company’s officers, directors and persons who own more than 10% of the company’s common stock are required to report their common stock transactions to the SEC on Forms 3, 4 and 5. Based solely on the company’s review of the filings it has received or written representations that no other reports were required, the company believes that all officers, directors and beneficial owners of more than 10% of the company’s common stock complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended February 28, 2003.

Matters Before the 2003 Annual Meeting

Management and the directors are not aware of any matters that may come before the annual meeting other than matters disclosed in this proxy statement.

Proposals for the 2004 Annual Meeting

Under the company’s Bylaws, if you wish to bring any matter, other than shareholder nominations of director candidates, before the 2004 annual meeting, you must notify the Corporate Secretary in writing no earlier than February 1, 2004, and no later than March 1, 2004. Regarding each matter, the notice must contain:

•	A brief description of the business to be brought before the annual meeting, including the complete text of any resolutions to be presented and the reasons for conducting such business at the meeting;

•	The name and address of the shareholder proposing such business;

•	A representation that the shareholder is a shareholder of record at the time of the giving of notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice; and,

•	Any interest that the shareholder may have in such business.

If you do not provide the proper notice by March 1, 2004, the chairman of the meeting may exclude the matter and it will not be acted upon at the meeting. If the chairman does not exclude the matter, the proxies may vote in the manner they believe is appropriate, as the SEC’s rules allow.

For a shareholder proposal to be considered for possible inclusion in the 2004 Proxy Statement, the Corporate Secretary of CarMax must receive it no later than January 16, 2004. CarMax plans to hold its 2004 annual meeting on or about June 22, 2004.

APPENDIX A

CARMAX, INC. AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Committee will be to:

•	Assist in the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditor; and

•	Prepare the Committee report to be included in the Company’s proxy statement in accordance with applicable rules and regulations.

Role of the Audit Committee

This charter assigns oversight responsibilities to the Audit Committee. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The members of the Committee are not acting as experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements by the independent auditor has been carried out in accordance with generally accepted auditing standards.

Membership and Qualifications

The Audit Committee is a committee of the Board of Directors and will regularly report on actions taken by it to the full Board. The Nominating and Governance Committee will recommend for election by the full Board the members and Chair of the Committee, who shall serve at the pleasure of the Board.

The Committee shall consist of at least three members. All Committee members must meet the applicable independence requirements of the New York Stock Exchange. In addition, (i) directors’ fees (including Committee fees) are the only compensation a Committee member may receive from the Company; (ii) no Committee member may be an “affiliated person” of the Company or any of its subsidiaries; (iii) members of the Committee and its Chair must meet the experience and financial literacy requirements of the New York Stock Exchange; (iv) at least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment; and (v) if a Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the member’s ability to serve on the Committee and must disclose this determination in the annual proxy statement. With respect to sub-paragraph (i) above, in recognition of the substantial workload of the Audit Committee required to ensure compliance with the Sarbanes-Oxley Act, as well as related rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange, members of the Audit Committee shall be given consideration by the Compensation and Personnel Committee to receive an increased Director’s fee as recommended by the Compensation and Personnel Committee and approved by the Board.

Authority and Organization

The Committee may delegate any of its functions to a subcommittee or its Chair, provided that any decisions approving non-audit engagements are presented to the full Committee at its next meeting.

The Committee is authorized to obtain advice and assistance, as it believes necessary from corporate personnel and from external legal, accounting and other advisors. The Company shall pay for the independent auditor, as well as any advisors retained by the Committee.

The Committee will establish, with the assistance of management and the internal auditor, a calendar incorporating regular reporting items it requires from independent auditors, the internal auditor and management during the year.

Duties and Responsibilities

The Committee will have the following duties and responsibilities:

Oversight of the Independent Auditor

1.	Retain and terminate the Company’s independent auditor (subject, if applicable, to shareholder ratification). The independent auditor shall report directly to the Committee.

2.	Pre-approve all audit engagement fees and terms and all non-audit engagements with the independent auditor.

3.	On an annual basis, obtain and review a report by the independent auditor describing: (i) all relationships the independent auditor has with the Company, including any management consulting services and related fees provided to the independent auditor (so that the Committee may assess the independent auditor’s independence); (ii) the firm’s internal quality-control procedures; and (iii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent audit firm, and any steps taken to deal with any such issues. In connection with its evaluation of the independent auditor, the Committee should, in addition to assuring the regular rotation of the lead audit partner as required by law, consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm itself.

4.	Review with the independent auditor any audit problems or difficulties and management’s response. This review must include any restrictions on the scope of the independent auditor’s activities or on access to requested information and discussion of any disagreements with management. It should also include accounting adjustments proposed by the independent auditor but not adopted; communications between the audit team and the audit firm’s national office with regard to auditing or accounting issues presented by the engagement; and any management or internal control letter issued or proposed to be issued by the independent auditor.

5.	Receive any reports from the independent auditor under the provisions of Section 10A of the Securities Exchange Act of 1934, as amended, relating to a determination by the independent auditor upon audit that an illegal act has or may have occurred, and review with management and recommend to the Board appropriate remedial action to be taken by the Company.

6.	Establish hiring policies with respect to employees or former employees of the independent auditor.

7.	Review legal and regulatory matters that may have a material impact on the Company’s financial statements and related corporate compliance programs and policies. As part of this review, the Committee will receive regular reports from the Company’s counsel on significant litigation in which the Company is involved and the anticipated impact of such litigation.

Oversight of Internal Audit Function

8.	Consider, in consultation with the independent auditor, the internal auditor and the chief financial officer, the audit scope and plan of the independent auditor and the internal auditor.

9.	Review with the independent auditor, the internal auditor and the chief financial officer the coordination of the audit effort with respect to completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10.	Discuss with management and the independent auditor the responsibilities, budget and staffing of the internal audit function.

11.	Review the appointment and replacement of the senior internal auditing executive. The senior internal auditing executive shall report directly to the Committee.

12.	Review significant reports to management prepared by the internal auditing department and management’s responses.

Financial Statements, Periodic Reports and Disclosure Matters

13.	Prepare the Committee’s report to be included in the proxy statement and the Company’s response to any comments of the Securities and Exchange Commission on the report.

14.	Review and discuss with management and the independent auditor the Company’s annual and quarterly financial statements, including the Company’s critical accounting estimates underlying the financial statements and other disclosures discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation”; the effect of regulatory and accounting initiatives and any off-balance sheet structures on the Company’s financial statements; and any certification, report, opinion or review rendered by the independent auditor.

15.	Resolve any disagreements between management and the independent auditors regarding financial reporting.

16.	Discuss with management and the independent auditor the Company’s earnings press releases before their release. In addition, discuss the types of financial information and earnings guidance provided to analysts and rating agencies. In connection with these discussions, management should identify and explain the use of any “pro forma” or “adjusted” information presented on a basis other than that prescribed by generally accepted accounting principles.

17.	Discuss with management and the independent auditor significant risks or exposures that the Company may have and the steps management has taken to monitor and control such risks or exposures.

18.	Review and discuss with management and the independent auditor: (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles or adoption of new accounting principles; (ii) major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (iii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection the preparation of the financial statements, including analyses prepared by management and the independent auditor of the effects of applying alternative accounting principles on the financial statements.

19.	Review and discuss a quarterly report from the independent auditor concerning all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

20.	Review disclosures made to the Committee by the CEO and CFO during the certification process for the 10-K and 10-Q and any fraud involving management or other employees with internal controls responsibilities.

Meetings

21.	Periodically consult with the independent auditor, outside the presence of management, about internal controls and the quality of the Company’s financial statements.

22.	Meet separately, at least quarterly, with each of management, the internal auditor, and the independent auditor to review the integrity of the Company’s financial reporting processes, both internal and external.

Other

23.	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

24.	Review, and have power to approve or disapprove, any request for a waiver of the Company’s Code of Conduct involving an executive officer or director.

25.	Perform such other functions as may be assigned by the Board of Directors or as specified in policies adopted or approved by the Board of Directors, including without limitation, receipt of reports regarding any violations of the Code of Conduct relating to accounting, financial reporting or internal controls.

26.	Evaluate the Committee’s own performance annually and report the results of the evaluation to the Board.

27.	Review this charter at least annually and update as necessary (with any amendments subject to approval by the Board).

Fiscal Year 2003 Form 10-K

You may request, without charge, a copy of CarMax’s Annual Report filed with the SEC for fiscal year 2003 on Form 10-K, excluding exhibits, by:

1.	writing to

        Investor Relations

        CarMax, Inc.

        4900 Cox Road

        Glen Allen, Virginia 23060

2.	sending us an email at
investor_relations@carmax.com

3.	calling us at
(804)	747-0422, extension 4489

OR

4.	Viewing our Form 10-K on our Web site at www.carmax.com.

VOTE YOUR PROXY

By Internet

By Telephone

By Mail

CARMAX, INC. 4900 COX ROAD GLEN ALLEN VA 23060-6295 (804) 747-0422 www.carmax.com

CarMax, Inc.

PROXY	CarMax, Inc.

Annual Meeting of Shareholders — June 24, 2003

Proxy Solicited on Behalf of the Board of Directors

The shareholder named on the reverse side, having received the accompanying Proxy Statement of CarMax, Inc. (the “Company”), hereby appoints Keith D. Browning, Stuart A. Heaton and Kim D. Orcutt, or any one of them, as proxies, each with full power of substitution, to vote in accordance with the instructions set forth in this Proxy all shares of CarMax, Inc. common stock that the named shareholder is entitled to vote at the annual meeting of shareholders to be held on June 24, 2003, at 10:00 a.m. Eastern time in Richmond, Virginia, and any postponements and adjournments that may take place. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

IMPORTANT — This proxy should be completed, signed and dated on the reverse side.

See reverse for voting instructions.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 24, 2003                     The Sheraton Richmond West Hotel, 6624 West Broad Street, Richmond, Virginia
10:00 a.m. Eastern time

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the proxies named on the reverse side to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY # CONTROL #

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. Central time on June 23, 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number. These numbers are located in the box above. You also will be prompted to enter the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•	Please follow the instructions given.

VOTE BY INTERNET — http://www.eproxy.com/kmx/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. Central time on June 23, 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number. These numbers are located in the box above. You also will be prompted to enter the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.
•	Please follow the instructions given.

VOTE BY MAIL

•	Mark, sign and date your proxy card below and return it in the envelope provided or return it to CarMax, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your proxy card.

ò  Please detach here  ò

The Board of Directors Recommends a Vote “FOR” All Nominees.

1.	Election of directors for terms stated in proxy statement:	01 Jeffrey E. Garten 02 W. Robert Grafton 03 William S. Kellogg	04 Beth A. Stewart 05 William R. Tiefel	☐	Vote FOR all nominees (except as indicated below)	☐	Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any indicated nominee, write the number(s) beside the name(s) of the nominee(s) in the box provided to the right.

2.	In their discretion, the proxies are authorized to vote upon any other business that properly comes before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES.

If you are a participant in the CarMax, Inc. Employee Stock Purchase Plan, this proxy will serve as voting instructions to Computershare Trust Co., Inc., the Plan’s service provider, for the shares held on your behalf.

I plan to attend the 2003 Annual Meeting in person.     ☐

Address Change? Mark Box ☐	Indicate changes below:	Date: 2003

Signature(s) in Box

NOTE: Please sign exactly as your name(s) appears on this proxy card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.